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                                                    Rule 424(b)(3)
                                                    File No. 333-58723


Pricing Supplement No. 32                           Dated: June 17, 1999
(To Prospectus dated July 17, 1998
Prospectus Supplement dated August 28, 1998)


U.S.$5,000,000,000
Heller Financial, Inc.
Medium-Term Notes, Series I

(Registered Notes- Fixed Rate)
Due From Nine Months to Thirty Years From Date of Issue

Principal Amount: $10,000,000                Issue Price: 100.00%

Original Issue Date: June 22, 1999           Stated Maturity Date: June 23, 2003

Form: [X] Book-Entry  [_] Certificated

Depositary: Depository Trust Company

Specified Currency: U.S. Dollars
  (If other than U.S. Dollars, see attached)

Option to Receive Payments in Specified Currency: [_] Yes [_] No
  (Applicable only if Specified Currency is other than U.S. Dollars)

Authorized Denominations:
  (Applicable only if Specified Currency is other than U.S. Dollars)

Base Rate:   [_] Commercial Paper Rate [_] LIBOR [_] Treasury Rate
             [_] Federal Funds Rate [_] Prime Rate [X] Other: Fixed

Interest Reset Period: N/A

Interest Payment Period: Semi-Annual

Interest Reset Dates: (If other than as specified in the Prospectus Supplement):
N/A

Interest Payment Dates: (If other than as specified in the Prospectus Supplement): The 23th day of June and December, beginning December 23, 1999 up to and including the Stated Maturity Date.

Interest Determination Date(s): N/A
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Initial Interest Rate: 6.61 %

Index Maturity: N/A

Day Count Convention: 30/360

Maximum Interest Rate: N/A                      Minimum Interest Rate: N/A

Spread (+/-): N/A                               Spread Multiplier: N/A

Optional Redemption: [_] Yes [X] No
     Initial Redemption Date:
     The Redemption Price shall initially be % of the principal amount of the Note to be redeemed and shall decline at each anniversary of the Initial Redemption Date by % of the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.

Optional Repayment: [_] Yes [X] No
     Optional Repayment Dates:
     Optional Repayment Prices:

Repayment Provisions:
     (If other than as specified in the Prospectus Supplement)

Discount Note: [_] Yes [X] No
     Total Amount of OID:
     Yield to Maturity:
     Initial Accrual Period OID:
Calculation Agent: Heller Financial, Inc.
Exchange Rate Agent: N/A
Recognized Foreign Exchange Dealers: N/A
Discount or Commission: .173%

Other Provisions:  a)    AMOUNT ISSUED TO DATE, PRIOR TO PRICING SUPPLEMENT NO.
                         31 UNDER MTN-SERIES I PROGRAM: $1,344,375,000.00
                   b)    CUSIP #42333HLS1

Agent:    Deutsche Bank Securities Inc.
          31 West 52nd Street
          New York, NY 10019